UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2010

Active Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 836-6464

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 19, 2010, Active Power, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) in which Thomas Weisel Partners LLC is serving as the sole underwriter (the “Underwriter”) relating to an offering by the Company of up to an aggregate of 13,229,500 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”). The Underwriting Agreement contains other terms and conditions that are generally customary for transactions of this nature. The Common Stock is being sold at a purchase price of $0.75 per share, for gross proceeds to the Company of approximately $9,922,125. The net offering proceeds to the Company from the sale of the shares, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, are expected to be approximately $9.0 million. The closing of the offering is expected to take place on or about February 24, 2010, subject to the satisfaction of customary closing conditions.

The shares of Common Stock are being offered and sold pursuant to a prospectus included in the Company’s shelf registration statement on Form S-3 dated November 24, 2009, as amended on December 17, 2009 (Registration No. 333-163301), which was declared effective by the Securities and Exchange Commission on December 21, 2009, as supplemented by a preliminary prospectus supplement dated February 18, 2010 and a final prospectus supplement dated February 19, 2010 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing is only a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering and the amount of net proceeds expected from the offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed in the prospectus supplement and from time to time in the Company’s Securities and Exchange Commission filings, including its annual report on Form 10-K for the fiscal year ended December 31, 2008 and quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2009.

The legal opinion, including the related consent, of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to this offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On February 19, 2010, the Company issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement dated February 19, 2010 between Active Power, Inc. and Thomas Weisel Partners LLC.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of Exhibit 5.1).

99.1	Press Release of Active Power, Inc. dated February 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: February 22, 2010	By:	/S/ JOHN PENVER
John Penver Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated February 19, 2010 between Active Power, Inc. and Thomas Weisel Partners LLC.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of Exhibit 5.1).

99.1	Press Release of Active Power, Inc. dated February 19, 2010.